UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 10, 2011 (November 9, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement (the “Hesperia West Agreement”). Under the Hesperia West Agreement, Coronus agrees to acquire a 20 acre parcel of vacant land, situated west of Hesperia, in the County of San Bernardino, California, from Bica Family Revocable Liv Tr. The purchase price is $300,000. Close of escrow is December 22, 2011. Coronus deposited $1,000 into escrow and agrees to deposit an additional $74,000 within sufficient time to close escrow. Bica Family Revocable Liv Tr agrees to carry back the balance amount of $225,000 for eighteen months at 6.5% per annum interest, with monthly payments of interest only. Under the Hesperia West Agreement, Coronus agrees to pay out the balance of $225,000 before commencing with any alterations, improvements, building or construction on the land. Additionally, on closing, Coronus agrees to pay the realtor commission of $5,000. The Hesperia West Agreement is subject to Coronus’ Board of Director approval on or before December 15, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

ITEM 7.01	REGULATION FD DISCLOSURE.

We announced today Coronus’ entry into the Vacant Land Purchase Agreements (the Hesperia West Agreement), as disclosed above under Item 1.01.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of November, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors